New York Life Investments ETF Trust 485BPOS

Exhibit (h)(2)(a)

AMENDMENT

TO

TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment (“Amendment”) dated August 28, 2024 (“Effective Date”) is by and between New York Life Investments ETF Trust and New York Life Investments Active ETF Trust, listed on Appendix I hereto (each, the “Trust” and collectively, the “Trusts”) and each series of the Trusts listed on Appendix I hereto (as such Appendix I may be amended from time to time) and The Bank of New York Mellon (the “Bank”).

BACKGROUND:

A.	The Bank and New York Life Investments ETF Trust, (formerly, IndexIQ ETF Trust) and New York Life Investments Active ETF Trust, (formerly, IndexIQ Active ETF Trust) entered into a Transfer Agency and Service Agreement dated as of January 26, 2009, as amended to date, (the “Agreement”) relating to the Bank’s provision of services to the Trusts and each of their series identified on Appendix I (each a “Series”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	All references to “IndexIQ ETF Trust” shall be replaced with “New York Life Investments ETF Trust”.

2.	All references to “IndexIQ Active ETF Trust” shall be replaced with “New York Life Investments Active ETF Trust”.

3.	Appendix I to the Agreement is hereby deleted in its entirety and replaced with Appendix I attached hereto.

4.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment shall have the meaning ascribed to such term in the Agreement. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(d)	This Amendment may be executed in one or more counterparts and such execution may occur by manual signature on a copy of the Amendment physically delivered, on a copy of the Amendment transmitted by facsimile transmission or on a copy of the Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of the Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

Exhibit (h)(2)(a)

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative designated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

NEW YORK LIFE INVESTMENTS ETF TRUST On behalf of each of its Series identified on Appendix I attached hereto

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	Vice President

NEW YORK LIFE INVESTMENTS ACTIVE ETF TRUST On behalf of each of its Series identified on Appendix I attached hereto

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	Vice President

THE BANK OF NEW YORK MELLON

By:	/s/ Jennifer Muzerall
Name:	Jennifer Muzerall
Title:	Relationship Manager

Exhibit (h)(2)(a)

APPENDIX I

(Amended and Restated as of August 28, 2024)

NEW YORK LIFE INVESTMENTS ETF TRUST

NYLI 500 International ETF
NYLI Candriam International Equity ETF
NYLI Candriam U.S. Large Cap Equity ETF
NYLI Candriam U.S. Mid Cap Equity ETF
NYLI CBRE NextGen Real Estate ETF
NYLI Clean Oceans ETF
NYLI Cleaner Transport ETF
NYLI Engender Equality ETF
NYLI FTSE International Equity Currency Neutral ETF
NYLI Global Equity R&D Leaders ETF
NYLI Healthy Hearts ETF
NYLI Hedge Multi-Strategy Tracker ETF
NYLI Merger Arbitrage ETF
NYLI U.S. Large Cap R&D Leaders ETF

NEW YORK LIFE INVESTMENTS ACTIVE ETF TRUST

NYLI CBRE Real Assets ETF
NYLI MacKay California Muni Intermediate ETF
NYLI MacKay ESG Core Plus Bond ETF
NYLI MacKay ESG High Income ETF
NYLI MacKay Muni Insured ETF
NYLI MacKay Muni Intermediate ETF
NYLI MacKay Securitized Income ETF
NYLI Winslow Focused Large Cap Growth ETF
NYLI Winslow Large Cap Growth ETF